Exhibit 4.11

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (“Agreement”) is entered into as of the date of December 27, 2011, by and between the following parties in Beijing:

Party A:

TAL Education Technology (Beijing) Co., Ltd., a wholly foreign owned enterprise duly established and validly existing under the laws of the People’s Republic of China (“PRC”).

Party B:

Individuals as listed in Appendix I, being all of the shareholders of Party C, and the shareholding structure of Party C is attached hereto as Appendix I.

Party C:

Beijing Dongfangrenli Science & Commerce Co., Ltd., a limited liability company duly established and validly existing under the laws of the People’s Republic of China (“PRC”).

(Each of Party A, Party B and Party C, a “Party”, and collectively the “Parties”.)

WHEREAS,

(1)         Party A, Party B and Party C have already executed the agreements listed in Appendix II (the “Main Agreements”);

(2)         Party B collectively owns 100% of the equity interests of Party C, and Party B plans to pledge the equity interest of Party C it owns to Party A unconditionally and irrevocably, as a security for the performance of the obligations by Party C and any subsidiaries established or acquired by Party C in the future (“Subsidiaries”, which would join the Main Agreements pursuant to relevant provisions therein), and Party A agrees to accept such security (the “Pledge”).

NOW THEREFORE, Party A, Party B and Party C through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.              Pledge

Party B agrees to pledge the equity interests of Party C it owns, including any additional equity interests from capital increase made to Party C according to Article 4.2 herein and any dividends thereof, (the “Pledged Equity Interests”) to Party A unconditionally and irrevocably, as a security for the performance of the obligations by Party B, Party C and the Subsidiaries under the Main Agreements.

2.              Scope of Pledge

The Pledge under this Agreement extends to all obligations of Party B, Party C and the Subsidiaries under the Main Agreements (including but not limited to any amounts, penalties, damages, etc. payable but not paid to Party A), any fees for exercising the creditor’s rights and the Pledge right, and any other related expenses.

3.              Term of Pledge

The Pledge under this Agreement shall be effective from the date of registration of the Pledge with competent Industrial and Commercial authorities to the date on which the Main Agreements are completely performed, invalidated or terminated (the later date shall prevail). In the term of Pledge, if Party B, Party C and the Subsidiaries fail to perform any of their obligations under the Main Agreements, or in case of occurrence of any of the events provided in Article 6.1, Party A is entitled to dispose the Pledged Equity Interests in accordance with the provisions of this Agreement.

4.              Registration

4.1                               Party B and Party C promise to Party A that, Party B and Party C shall: (i) within five(5) business days after the execution of the Agreement, record the Pledge under this Agreement on the Shareholders’ Book of Party C and hand the recorded Shareholders’ Book to Party A for its keep; (ii) within thirty(30) business days after the execution of the Agreement or other practically shortest period, register the Pledged Equity Interests with relevant Industrial and Commercial authority and obtain evidencing documents of such registration. Without limitation to any provision of this Agreement, during the effective period of this Agreement the Shareholders’ Book of Party C shall always be in the custody of Party A or any agent designated by Party A, unless any necessary registration or alteration procedures are required to be fulfilled in the operation of Party C or the Subsidiaries.

4.2                               Party B and Party C further covenant that after the execution of this Agreement, Party B may make capital increase to Party C with the prior consent of Party A provided that any capital increase by Party B to Party C constitutes an integrated part of the Pledged Equity Interests of this Agreement. Party B and Party C shall make necessary modification to the Shareholders’ Book and capital contribution of relevant companies and conduct the pledge registration procedures according to Article 4.1.

4.3                               All fees and expenses related to this Agreement, including but not limited to registration fee, cost, stamp tax or any other taxes, expenses shall be borne by the Pledgee according to relevant laws and regulations.

5.              Covenants and Warranties of Party B and Party C

Party B and Party C hereby jointly and severally covenant and warrant to Party A as follows:

5.1                               Party B is the lawful owner of the Pledged Equity Interests and there exists no dispute or potential dispute concerning the ownership of such equity interests. Party B has the right to dispose such equity interests or any part thereof without any restrictions by any third party.

5.2                               Except for the Pledge provided hereunder and the Option Agreement entered into by and among the Parties, Party B has not established any other pledge or other interests of any third party over the Pledged Equity Interests.

5.3                               Party B and Party C fully understand the contents of this Agreement and the execution of the Agreement by Party B and Party C is based on true and free will. Party B and Party C have taken all necessary measures and obtained all necessary internal authorization to execute and perform this Agreement, and signed all necessary documents to make sure the Pledge under the Agreement is lawful and valid.

5.4                               During the effective period of this Agreement, Party B shall not transfer or assign the Pledged Equity Interests, authorize any interests, options or any other rights relating to the Pledged Equity Interests to any third party, or create or permit to be created any security or other interests which may have an adverse effect on the rights or benefits of the Party A without prior written consent of Party A.

5.5                               During the effective period of this Agreement, Party B and Party C shall abide by and implement all relevant PRC laws and regulations concerning the pledge of rights, and in the event Party B and Party C receive any notice, order or suggestion from competent authorities concerning the Pledged Equity Interests and/or the Pledge under this Agreement, Party B and Party C shall timely notify and show Party A of such notice or order within five (5) business days upon receipt thereof. Party B and Party C shall comply with the aforesaid notice, order or suggestion, or otherwise giving dissenting opinions or statements as reasonably required by Party A or upon the written consent of Party A.

5.6                               Party B and Party C shall not conduct or permit to be conducted anything that shall damage the value of the Pledged Equity Interests or the Pledge right of Party A. Party B and Party C shall notice Party A of any events that may influence the value of the Pledged Equity Interests or the Pledge right of Party A within five (5) business days after its knowledge of such events. Party A shall not be liable for any damage of the value of the Pledged Equity Interests, and Party B and Party C shall not be entitled to take any form of recourse or make any demands to Party A.

5.7                               On the condition of complying with relevant PRC laws and regulations, the Pledge under this Agreement shall remain fully effective during the effective period of the Agreement, and shall not be influenced by liquidation, lost of capacity, change of organization or status, any capital offset among the Parties or any other events.

5.8                               For the purpose of performance of this Agreement, Party A is entitled to dispose the Pledged Equity Interests in accordance with the provision of this Agreement. Party A’s exercise of such right shall not be interrupted or jeopardized by Party B and Party C, their successors or agents, or any other persons by way of legal proceedings.

5.9                               In order to ensure and consummate the security provided by this Agreement over the obligations of Party B, Party C and the Subsidiaries under the Main Agreements, Party B and Party C shall faithfully sign and cause any third party who is beneficially related to the Pledged Equity Interests to sign all certificates and agreements in connection with the performance of the Agreement, and/or cause such third party to take any measures required by Party A and provide convenience to Party A concerning the exercise of the Pledge right hereunder.

5.10                        In order to ensure the interests of Party A, Party B and Party C shall abide by and perform all warranties, covenants, agreements, representations and conditions. In the event Party B and/or Party C failed to perform or incompletely perform and resulted in damages to Party A, Party B and Party C shall indemnify Party A for all of such damages and losses.

6.              Events of Default and Exercise of the Pledge Right

6.1                               In case of any of the following events (“Events of Default”) and as permitted by relevant PRC laws and regulations, Party A may require Party B or Party C to perform all the obligations under this Agreement and the Pledge under the Agreement may be performed immediately:

a)             Any warranties or representations made by Party B, Party C or the Subsidiaries in the Agreement or the Main Agreements are inconsistent, incorrect, untrue or become untrue or incorrect; or Party B, Party C or the Subsidiaries fail to comply with all the obligations, covenants or warranties made by them under the Agreement or the Main Agreements; or

b)             Any obligation of Party B, Party C or the Subsidiaries under the Agreement or the Main Agreements is deemed to be illegal or invalid; or

c)              Material breaches by Party B or Party C of its obligations hereunder.

6.2       In case of any of the abovesaid Events of Default, Party A may exercise its Pledge right by purchasing, designating any other party to purchase, auctioning, or selling the Pledged Equity Interests. Party A may exercise such Pledge right without exercising any other security rights, or take any other measures or proceedings against Party B, Party C or any other parties.

6.3       Upon request by Party A, Party B and Party C shall take all the lawful and appropriate measures to ensure the exercise of the Pledge right by Party A. for such purpose, Party B and Party C shall sign all appropriate documents and materials, and take all proper measures requested by Party A.

7.              Transfer or Assignment

7.1       Party B and Party C have no right to transfer or assign the rights and obligations under this Agreement without the prior written consent from Party A, except for the Option Agreement entered into by and among the Parties.

7.2       The Agreement shall be binding upon the Party B and its successors and be effective upon Party A and its successors and assignees.

7.3       Party A may transfer or assign all and any of its rights and obligations under the Main Agreements to any person (natural or legal person) it designates.  In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto.  Upon Party A’s transfer or assignment of the rights and obligations under the Main Agreements and at Party A’s request, Party B and/or Party C shall execute relevant agreements and/or documents with respect to such transfer or assignment (including but not limited to the execution of a new equity pledge agreement with the assignee in the same form and content as the agreement).

7.4       Subsequent to an assignment or transfer by Party A, the new parties to the Pledge shall re-execute a pledge contract. Party B and Party C shall provide assistance to the assignee with respect to the registration procedures of the Pledge (if applicable).

8.              Confidentiality

This Agreement and all clauses hereof belong to confidential information and shall not be disclosed to any third party except for relevant high-ranking officers, directors, employees, agents or professional consultants. This clause shall not apply in the event parties hereto are required by relevant laws or regulations to disclose information relating to this Agreement to any governmental authorities, the public or the shareholders, or file this Agreement with relevant authorities for record.

This clause shall survive any modification or termination of this Agreement.

9.              Liabilities for Breach of Agreement

In the event any Party failed to perform any of its obligations under this Agreement, or made any untrue or inaccurate representations or warranties, such Party shall be liable for all the losses of other Parties for breach of the Agreement.

10.       Force Majeure

Force Majeure means any event that cannot be anticipated at the time of the execution of the Agreement, and the occurrence of which cannot be avoided, controlled or conquered by any party of the Agreement, including but not limited to earthquake, typhoon, flood, fire, boycott, war or rebellion, etc..

The Party suffering such Force Majeure shall (i) notify the other parties by telegram, facsimile or other electronic means immediately after the occurrence of such Force Majeure and shall provide written documents evidencing the occurrence of such Force Majeure within fifteen (15) business days; (ii) in every instance, to the extent reasonable and lawful under the circumstances, use its best efforts to mitigate or remove the effect of such Force Majeure with all reasonable dispatch, and continue its performance of the Agreement after such effect is mitigated or removed. The Parties of the Agreement shall determine through negotiation whether to terminate, partly terminate or suspend the implementation of this Agreement according to the extent the Agreement is effected by such Force Majeure.

11.       Miscellaneous

11.1     This Agreement and any related matters shall be governed by and construed in accordance with the PRC laws. All disputes arising out of or in connection with this Agreement shall be conciliated friendly by and between the Parties. When the disputes could not be solved by conciliation, such disputes shall be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by arbitrators appointed in accordance with rules currently effective of such arbitration commission. All arbitration costs, including costs for the enforcement of any arbitration award, shall be borne by the losing Party. The arbitration ruling shall be final. The place of arbitration shall be in Beijing. The Parties hereto shall continue to perform its obligations and exercise its rights hereunder except for those in dispute.

11.2     This Agreement becomes effective on the date of execution by all Parties, and the Pledge right becomes effective on the date of registration with competent industry and commerce authorities. Unless Party A exercises the Pledge right, this agreement is effective over the same term as the Main Agreements and can only be terminated when all the obligations under the Main Agreements are completely fulfilled (the later date shall prevail).

11.3     All parties acknowledge that this Agreement shall be performed in accordance with applicable laws and regulations. If any provision of this Agreement or any part of a provision is indentified as illegal, invalid or unenforceable by competent authorities or courts, then such illegal, invalid or unenforceable part may not affect any other provisions of this Agreement, which are still in full force and effect, and the Parties shall modify such illegal, invalid or unenforceable provisions in order to achieve the purpose of original provisions in best efforts.

11.4     The Agreement is executed in six (6) counterparts, and each of Party A, Party B and Party C holds one counterpart, the rest one shall be submitted to relevant Industrial and Commercial authorities for filing and registration.

11.5     This Agreement together with its appendixes constitute the entire agreement among the Parties hereto and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the Parties with respect to the subject matter hereof.

11.6     Any modification of this Agreement shall be made in a written form and shall only become effective upon the signature by all Parties of the Agreement.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY, AND THE NEXT PAGE IS THE SIGNATURE PAGE.]

[THE SIGNATURE PAGE TO THE EQUITY INTEREST PLEDGE AGREEMENT ]

Party A: TAL Education Technology (Beijing) Co., Ltd.

Authorized Representative: /s/ TAL Education Technology (Beijing) Co., Ltd.

Party B:
Bangxin, Zhang:
Signature:	/s/ Bangxin Zhang

Yachao, Liu:
Signature:	/s/ Yachao Liu

Yunfeng, Bai:
Signature:	/s/ Yunfeng Bai

Party C:

Beijing Dongfangrenli Science & Commerce Co., Ltd.

Authorized Representative: /s/ Beijing Dongfangrenli Science & Commerce Co., Ltd.

Appendix I: Shareholders of Party C and Shareholding Structure of Party C

Name	ID	Contribution in Registered Capital (RMB 10,000)	Percentage of Registered Capital
Bangxin, Zhang	321182198010012913	64.5	64.5%
Yachao, Liu	211103198110152138	19	19%
Yunfeng, Bai	360521198109240073	16.5	16.5%
Total	/	100	100%

Appendix II List of Main Agreements

1.              Option Agreement

2.              Exclusive Service Agreement